Exhibit 10.9

GORDON BIERSCH BREWERY RESTAURANT GROUP, INC.

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (the “Agreement”), dated as of September 15, 2005 (the “Award Date”), is made between Gordon Biersch Brewery Restaurant Group, Inc., a Tennessee corporation (the “Company”) and Bill Edmiston (the “Participant”).

1. Award of Shares. In consideration of continued service to the Company as an employee, the Company hereby awards to the Participant, the ability to purchase 2,400 shares (the “Shares”) of the Company’s common stock, no par value per share (the “Common Stock”), at a share price of $50 per Share, which shares are restricted and subject to forfeiture on the terms and conditions hereinafter set forth and in the Company’s 2005 Stock Incentive Plan (the “Plan”).

2. The Plan. The Plan, a copy of which is available by contacting the Company’s Secretary or the then current administrator of the Plan (the “Plan Administrator”), is incorporated herein by reference and is made a part of this Agreement as if fully set forth herein. This Agreement is subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan as the same exists at the time into which this Agreement was entered. The Plan shall control in the event there is any express conflict between the Plan and the terms hereof, and on such matters that are not expressly covered in this Agreement. Subsequent amendments to the Plan shall not adversely affect the Participant’s rights under this Agreement.

3. Termination of Employment/Leaves of Absence.

(a) Vesting. If the service of the Participant with the Company is terminated for any reason, then the Shares which have not vested shall be forfeited. The Shares awarded under this Agreement shall vest at the rate of 25% of the total shares on October 27, 2005; 25% of the total shares on October 27, 2006; 25% of the total shares on October 27, 2007; and the remaining 25% of the total shares on October 27, 2008; provided Participant is actively employed by the Company on such dates, but subject in each case to the terms and conditions in this Agreement and in the Plan.

(b) Leaves of Absence. The Company’s obligation to vest Shares pursuant to this Agreement may be suspended during a leave of absence as provided from time to time according to Company policies and practices.

(c) Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e) (3) of the Internal Revenue Code of 1986, as amended (the “Code”)) prior to October 27, 2008, while he or she is actively employed by the Company, then any Shares that could otherwise have vested to Participant in the future under this Agreement shall be vested to Participant, Participant’s legal representative (in the event of legal incapacity) or to the person to whom the Shares are transferred by will or the laws of descent or distribution, as soon as administratively practicable.

4. Non-transferability of Agreement. This Agreement is personal and neither the Shares nor any rights hereunder may be transferred, assigned, pledged or hypothecated by Participant in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution, nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt by Participant to transfer, assign, pledge, hypothecate or otherwise dispose of Participant’s rights under this Agreement contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such rights, any such rights shall, at the election of the Company, become null and void.

5. No Special Employment Rights. Nothing contained in the Plan or in this Agreement shall be construed or deemed by any person under any circumstances to bind the Company or any Parent Corporation or any Subsidiary (as such terms are defined in the Plan) to continue the employment of the Participant. During the period of the Participant’s employment, the Participant shall render the services which are assigned to the Participant from time to time by the Board of Directors of the Company or the executive officers of the Company or any Parent Corporation or Subsidiary and shall at no time take any action which directly or indirectly would be inconsistent with the best interests of the foregoing entities.

6. Tax Consequences.

(a) As vesting restrictions lapse, the Company shall cause certificates for Shares to be delivered to Participant with such legends and restrictions that the Company determines to be appropriate; provided that if any law or regulation requires the Company to take any action with respect to such Shares before the delivery thereof, then the date of delivery of such Shares will be extended for the period necessary to complete such action.

(b) Notwithstanding Section 6(a), no such certificate shall be delivered to Participant unless and until Participant shall have paid to the Company the full amount of the minimum statutory withholding based on the minimum statutory withholding rates under applicable tax laws, including payroll taxes resulting from the grant of the Shares or the lapse or removal of restrictions thereon (the “Tax Obligations”). Participant hereby agrees to satisfy the Tax Obligations by hereby authorizing the Company to withhold from other cash compensation of the Participant or the Shares otherwise deliverable pursuant to this Agreement, a number of shares of Common Stock having a fair market value (as determined by the Company, in its sole discretion) less than or equal to the Tax Obligations. The number of shares tendered by Participant pursuant to this Section 6(b) shall be determined by the Company and be valued at the fair market value of the Common Stock on the date the Tax Obligations arise (as determined by the Company, in its sole discretion). To the extent that the number of shares tendered by Participant pursuant to this Section 6(b) is insufficient to satisfy the Tax Obligations, Participant hereby agrees to pay the Company, in cash or by check, the additional amount necessary to fully satisfy the Tax Obligations. Participant agrees to take any further actions and execute any additional documents as may be necessary to effectuate the provisions of this Section 6.

(c) The Participant understands and acknowledges that the grant of Shares hereunder and the filing of an election under Section 83(b) of the Code, or the vesting of the Shares may result in the imposition of federal or state taxes upon the Participant and that the Company may be required to withhold taxes in such event. Nothing in this Agreement shall be construed as a representation by the Company concerning any tax consequences associated with the award of Shares. Participant hereby represents that the Participant has obtained appropriate legal or tax advice with respect to the tax consequences to the Participant of receiving the Shares, including, without limitation, Section 83(b) of the Code.

7. Investment Representations. The Participant represents and warrants and covenants to the Company that:

(a) The Shares are being acquired for the Participant’s account for investment only and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any rule or regulation thereunder.

(b) The Participant has had such opportunity as he or she has deemed adequate to obtain from the representatives of the Company such information as is necessary to permit the Participant to evaluate the merits and risks of an investment in the Company.

(c) The Participant is able to bear the economic risk of holding such Shares for an indefinite period.

(d) The Participant understands that (i) the Shares will not be registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) the Company has no obligation or current intention to register any Shares under the Securities Act.

8. Shareholders’ Agreement. No Shares shall be delivered to Participant pursuant to this Agreement unless Participant becomes a signatory to the agreement among the shareholders of the Company attached to this Agreement as Attachment 2 (the “Shareholders’ Agreement”) by executing and delivering a signature page to such agreement. Upon Participant’s execution of the Shareholders’ Agreement, Participant shall be deemed to have adopted and to have agreed to be bound by all of the provisions of the Shareholders’ Agreement. To the extent that any of the provisions of this Agreement conflict with any of the provisions of the Shareholders’ Agreement, the provisions of the Shareholders’ Agreement shall prevail.

9. Legends.

(a) Legend on Stock Certificate. All stock certificates representing Shares shall have affixed thereto legends substantially in the following form, in addition to any other legends required by applicable state law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY

NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF SHAREHOLDERS’ AGREEMENT DATED OCTOBER 27, 2004, BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES), A COPY OF WHICH IS AVAILABLE AT THE PRINCIPAL OFFICES OF THE CORPORATION. SUCH AGREEMENT GRANTS CERTAIN RIGHTS TO THE CORPORATION (OR ITS ASSIGNEES) UPON THE SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE CORPORATION’S SHARES INCLUDING REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL. THE CORPORATION WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

(b) Stop-Transfer Notice. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any law or any of the provisions of the Plan or this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

10. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, in any jurisdiction, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law in such jurisdiction, and such invalidity or unenforceability shall have no effect in any other jurisdiction.

11. Binding Effect. This Agreement shall extend to, be binding upon and inure to the benefit of Participant and Participant’s legal representatives, heirs, successors and assigns (subject, however, to the limitations set forth in Sections 4, and 9 with respect to the transfer of this Agreement or any rights hereunder or of the Shares), and upon the Company and its successors and assigns, regardless of any change in the business structure of the Company, be it through spinoff, merger, sale of stock, sale of assets or any other transaction.

12. Notices. Each notice to the Company relating to this Agreement shall be in writing and delivered in person or by registered mail to the Company at its office located at 2001 Riverside Drive, Chattanooga, Tennessee 37406, to the attention of the Secretary. All notices to the Participant or other person then entitled to exercise any right pursuant to this Agreement shall be delivered to the Participant or such other address as the Participant or such other person may specify in writing to the Company by a notice delivered in accordance with this paragraph.

13. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Tennessee as such laws are applied to contracts entered into and performed in such State.

14. Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties to this Agreement with regard to the subject matter of this Agreement. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter of this Agreement.

15. Waiver. The waiver of any breach of any duty, term or condition of this Agreement shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or of any other duty, term or condition of this Agreement.

16. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will together constitute one and the same agreement.

17. Acknowledgement of Participant. The Participant hereby acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and conditions thereof, and hereby accepts the Shares subject to all of the terms and conditions thereof. The Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all terms and conditions relating to the Shares. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement, and further agrees to notify the Company upon any change in the residence address set forth on the signature page hereto.

[signature page follows this page]

IN WITNESS WHEREOF, this Agreement is executed by the Participant and by the Company through its duly authorized officer or officers and delivered as of the date written above.

PARTICIPANT	GORDON BIERSCH BREWERY RESTAURANT GROUP, INC.

By
(Print Name)	Name:	H. Allen Corey
	Title:	President and Chief Executive Officer
(Signature)

Address for Notices:

Consent of Spouse

I, the spouse of the above-named Participant, acknowledge and agree that I am bound by the terms of this Agreement and the Plan as to any and all interests I may have in the Shares acquired by my spouse under this Agreement, including but not limited to, the Company’s rights under the Shareholders’ Agreement.

Print Name

Attachments:	(1) 2005 Stock Incentive Plan
(2) Shareholders’ Agreement